                                                                     Exhibit 3.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        QUINTON CARDIOLOGY SYSTEMS, INC.

        The undersigned, John R. Hinson and Michael K. Matysik, hereby certify that:

        1. They are the duly elected and acting President and Secretary, respectively, of Quinton Cardiology Systems, Inc., a California corporation.

        2. The Articles of Incorporation of this corporation are amended and restated to read in their entirety as follows:

                                   ARTICLE I.

        The name of this corporation is QUINTON CARDIOLOGY SYSTEMS, INC.

                                   ARTICLE II.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

                                  ARTICLE III.

        (a) This corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock", respectively. The total number of shares which this corporation shall have authority to issue is 150,000,000, without par value. The number of shares of Preferred Stock authorized to be issued is 50,000,000, and the number of shares of Common Stock authorized to be issued is 100,000,000.

        (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in these Articles of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE IV.

        No action shall be taken by the shareholders of the corporation other than at an annual or special meeting of the shareholders, upon due notice and in accordance with the provisions of the corporation's bylaws.

                                   ARTICLE V.

        (a) LIMITATION OF DIRECTORS' LIABILITY. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        (b) INDEMNIFICATION OF CORPORATE AGENTS. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by such Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

        (c) REPEAL OR MODIFICATION. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection of an agent of the corporation existing at the time of such repeal or modification.

        3. The corporation's Board of Directors has duly approved the foregoing amendment and restatement of these Articles of Incorporation.

        4. The holders of the requisite number of shares of this corporation approved the foregoing amendment in accordance with Sections 902 and 903 of the California General Corporation Law. As of the record date for such shareholder action, the total number of outstanding shares entitled to vote with respect to the foregoing amendment was 678,072 shares of Common Stock, 13,741,572 shares of Series A Preferred Stock and 865,000 shares of Series B Preferred Stock. There are no shares of Class B Common Stock outstanding. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was (a) a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, and (b)(1) a majority of the outstanding shares of Series A Preferred Stock; (2) a majority of the outstanding shares of Series B Preferred Stock; and (3) a majority of the outstanding shares of Common Stock, in each case voting as a separate class. Subsequent to the aforementioned vote of the shareholders and prior to the filing of these Amended and Restated Articles, each outstanding share of Preferred Stock was converted into Common Stock, and as of the date hereof there are no shares of Preferred Stock outstanding.

        The undersigned certify under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        Executed in Bothell, Washington on April ___, 2002.



                                               --------------------------------
                                               John R. Hinson, President



                                               --------------------------------
                                               Michael K. Matysik, Secretary

                                      -3-